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                                                                      EXHIBIT 23



                                 INTERTAN, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-74314) and in the Registration Statements on Form S-8 (Nos. 33-63090, 33-92286, 33-29055 and 333-4344) of InterTAN, Inc. of our report dated September 18, 1996 appearing on page 38 of the Annual Report to shareholders, which is incorporated in this Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which is also included in this Form 10-K.



/s/Price Waterhouse LLP



PRICE WATERHOUSE LLP



Fort Worth, Texas
September 27, 1996